                         WINGATE COMMONS BUSINESS PARK
                                   NET LEASE


1.       Parties.

         THIS LEASE, dated, for reference purposes only, September 27, 1991, is made between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware corporation ("Landlord") and LIFECARE INVESTMENTS, INC. a Delaware corporation ("Tenant").

2.       Premises.

         Landlord hereby leases to the Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Broward, State of Florida, commonly known as Building C of Wingate Commons Business park, 4517 N.W. 31st Avenue, Ft. Lauderdale, Florida 33309, as indicated on Exhibit "A" attached hereto and by reference made a part hereof (the "Premises").

3.       Term.

         3.1 Term. The term of this Lease is twenty (20) years commencing on the date on which a certificate of occupancy for any portion of the Premises is issued (the "Commencement Date") and ending at midnight, twenty (20) years thereafter, unless sooner terminated pursuant to any provision hereof.

         3.2 Delay in Completion of Improvements. Landlord will take all steps reasonably necessary in order to ensure that the Improvements, as that term is hereinafter defined, are completed no later than , 1991; however, if the completion of the Improvements shall be delayed due to
(a) any act or omission of the Tenant or any of its employees, agents or contractors (including, but not limited to (i) any delays due to changes in or additions to the Improvements, or (ii) any delays by Tenant in the submission of plans, drawings, specification, or other information or in approving drawings or in giving any authorizations or approvals); (b) any delays beyond control of Landlord including, but not limited to, strikes, lockouts, civil commotion, warlike conditions, invasion, rebellion, hostility, inclement weather, inability to obtain material or services and acts of God; or (c) any delays caused by governmental regulations or controls, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of the Lese or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant.

         3.3 Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.       Rent/Security Deposit.

         4.1     Rent.

                 (a) Tenant shall pay to Landlord annual rent for the Premises in the amounts set forth below under the heading "Annual Rent." As long as Tenant is not in default hereunder, rent may be paid in equal monthly installments in the amounts set forth below under the heading "Monthly Rent," as adjusted by Subsection 4.1(b), in advance, on the tenth day of each month of each Lease Year, as herein defined, during the term hereof. Rent shall be prorated if the term does not commence on the first day of a calendar month or expire on the last day of a calendar month. Rent shall be paid to Reynolds Metals Development Company, 4501 N.W. 31st Avenue, Ft. Lauderdale, Florida 33309.

         Term                     Annual Rent               Monthly Rent
First twelve months               $ 99,698.75                $8,308.23
Second twelve months              $103,941.25                $8,661.77

                 (b) The term "Lease Year", as used herein, (i) shall mean the twelve (12) month period beginning with the Commencement Date as defined in
Section 3.1 hereof, and each twelve (12) month period thereafter occurring during the term of this Lease, and (ii) in the event the Lease expires or terminates on a date other than the date set forth herein, then the term "Lease Year" shall also mean the period from the end of the preceding Lease Year to the date of said expiration or termination of this Lease. Landlord and Tenant agree that subsequent to the end of each and every Lease Year the Monthly Rent, or Adjusted monthly Rent, as herein defined, if applicable, which was payable for the immediately preceding Lease Year shall be adjusted for payment during the current Lease Year by an amount equal to the product of (i) the Monthly Rent or adjusted Monthly Rent, if applicable, for the immediately preceding Lease Year multiplied by (ii) the difference expressed as a percentage between the Consumer Price Index, as herein below defined, published for the last month of the immediately preceding Lease year and the Consumer Price Index for the corresponding month one year prior thereto (i.e., the percentage change in said Index over said year); provide, however, that such new Monthly rent shall in no event be less than the Monthly Rent, or Adjusted Monthly Rent for the preceding year. The monthly rental payment so adjusted by the Consumer Price Index shall become the adjusted monthly rent (the "Adjusted Monthly Rent"). The initial annual adjustment shall be computed based on the Monthly Rent and the next annual adjustment shall be computed based on the Adjusted Monthly Rent with each annual adjustment thereafter based on the Adjusted Monthly Rent for the immediately proceeding year. As soon as practicable after the end of each Lese Year, Landlord shall prepare and submit to Tenant a statement (the "Statement") reflecting the Adjusted Monthly Rent which shall be paid commencing with the next monthly installment of Rent and shall remain in effect until the next annual adjustment is made. In addition, within twenty (20) days following receipt of Landlord's Statement, Tenant shall pay to Landlord a sum equal to the difference between the amount of monthly rental payments Tenant has paid Landlord since the start of the current Lease Year, if any, and an amount computed as follows: 1/12th of the total Adjusted Monthly Rent for the entire current Lease Year multiplied by the number of months which have fully or partially expired between the first day of the current lease year and the date of the first payment of the Adjusted Monthly Rent to be made subsequent to the date of the Statement.

                 Any Statement sent by Landlord to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is claimed to be incorrect. If such notice is sent and the parties are unable to revolve the issues, either party hereto may refer the matter to a reputable independent firm of certified accountants selected by Landlord, and the decision of said accountants shall be conclusively binding upon said parties. The fees and expenses of the accountants shall be borne by the unsuccessful party unless both parties are unsuccessful, then said expenses shall be apportioned between the parties by the accountants based upon the degree of success of each party.

                 The term "Consumer Price Index," as used herein, shall be the Consumer Price Index for All Urban Consumers based upon the U.S. City Average (All Items Included, 1982-94 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor. If the Consumer Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the percentage increase in the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of statistical information. If the consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or, if no such index shall be then available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication, and the substituted index shall be deemed the Consumer Price Index for the purposes of this Section.

                 (c) Tenant agrees that any adjustments to the base monthly Rent and other sums due Landlord from Tenant under the tomboys of this Lease shall be considered as additional rent from Tenant (the "Additional Rent"). As used herein the term "Rent" shall include the Monthly Rent, Adjusted Monthly Rent, Additional Rent and such other payments as are set forth herein.

                 (d) It is understood and agreed that Tenant's obligation to pay the Additional Rent shall, for the purposes of the default provision hereof, entitle Landlord to all remedies provided herein and at law or equity on account of Tenant's failure to pay rent.

                 (e) In no event shall any adjustments made pursuant to Section 4.1(b) result in the Landlord receiving an amount less than the Monthly Rent or Adjusted Monthly Rent,if applicable for the immediately preceding Lease Year.

                 (f) Any delay or failure of Landlord in computing or billing for Additional Rent shall not constitute a waiver or in any way impair the continuing obligation of the Tenant to pay such Additional Rent.

         4.2 Security Deposit. Tenant shall deposit with Landlord on the Commencement Date $8,308.23 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security deposit, Tenant shall within fifteen (15) days after written demand therefore, deposit cause with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned without payment of interest or other increment for its use to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

5.       Use.

         5.1 Use. The Premises shall be used by Tenant for offices and for no other purposes, and Tenant further agrees to use the entire Premises as herein above provided. Tenant agrees not to store any material, waste or other products outside the Premises in any adjoining area. Tenant further agrees that it will not store or dispose of hazardous materials in or about the Premises. For the purposes of this Lease, "hazardous materials" includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "superfund" of "superlien" law, or any other federal, state or local statute, law ordinance, code,rule, regulation, consent agreement or other requirement of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous or toxic or dangerous waste. Tenant shall defend, indemnify and save Landlord harmless from all costs and expenses (including consequential damages) asserted or proven against Landlord by any party as result of Tenant's use, storage or disposal of hazardous materials (as defined above) on the Premises. The foregoing indemnity shall be a recourse obligation of Tenant which shall survive termination or expiration of this Lease. In the event that any activity of the Tenant causes an increase in the insurance rate on the building containing the Premises as a whole, then Tenant shall pay this additional cost of insurance as assessed by Landlord's insurer, which determination shall be conclusive and binding upon Tenant.

         5.2 Compliance with Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, permits, covenants and restrictions of record, and requirements in effect during the term or any part of their term hereof, regulating the use or condition of the Premises, including but not limited to, environmental matters and employee health and safety. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such tenants.

         5.3 Condition of Premises. Tenant hereby accepts the Premises in their condition existing as of the Commencement Date of the Lease, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

         5.4 Common Areas. All areas and facilities that Landlord shall from time to time designate as being for the mutual use of Tenant, its customers, employees and other tenants, including but not limited to all parking areas, sidewalks, driveways, roads and landscaped areas located in the business park of which the Premises are a part, shall be known as the "Common Areas". Tenant and its employees, customers and invites shall have the non-exclusive right to use Common Areas together with Landlord and the other tenants of the park, their customers, employees and guests and, subject to such reasonable rules and regulations governing the use of the Common Areas as Landlord may from time to time prescribe, such rules specifically to include but are not limited to parking rules. Tenant shall not use the Common Areas for storage without the prior written consent of Landlord or take any action which would interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close any part of the Common Areas for such period of time as is reasonably necessary to make repairs or alterations to the Common Areas.

6.       Maintenance, Repairs and Alterations.

         6.1     Tenant's Obligations.

                 (a) Tenant, at Tenant's expense, shall keep in good order, condition and repair the nonstructural portions of the Premises and every part thereof, including by way of illustration, all plumbing, heating, air conditioning, ventilation, electrical and lighting facilities and equipment located within the Premises, interior surfaces of exterior walls (including but not limited to damage to such surfaces caused by etching or staining from spilled or leaked materials), ceilings, windows, doors and plate glass and Tenant's signs located on or about the Premises. Tenant shall be obligated to make the repairs required hereunder whether or not such portion of the 'Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, th elements, or the age of such portion of the Premises. All glass, both interior and exterior, is the sole risk of Tenant and Tenant agrees to replace at Tenant's own expense any glass broken during the term of this Lease and Tenant agrees to insure and to keep insured all plate glass in the Premises and to furnish the Landlord with certification of said insurance. In the event replacement is necessary, Tenant agrees to use such insurance for the replacement of any broken glass. The term "repair" shall be deemed to include replacements. In addition to Tenant's obligations set forth herein, Tenant shall, at its expense, repair and replace any and all portions of them Premises, structural and onstructural, or any landscaping, damaged by Tenant's acts of omissions or the acts or omissions of Tenant's employees, agents, contractors or any others for whom Tenant may be responsible.

                 (b) If Tenant fails to perform Tenant's obligations under this
Section 6.1 within a reasonable time after receipt of written notice of the need for such repairs, Landlord may at Landlord's option enter upon the Premises (except in the case of emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the Premises in good order, condition and repair, and the cost thereof shall be due and payable as additional rent to Landlord, together with Tenant's next rental installment.

                 (c) On the last day of the term thereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, and the Premises shall be delivered to Landlord clean, uncontaminated and free of debris. Tenant shall remove its trade fixtures, furnishings and equipment from the Premises and shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment.

         6.2 Landlord's Obligations. Landlord, at Landlord's expense,shall keep in good order, condition and repair, all of the structural portions of the Premises, including, without limiting the generality of the foregoing, the roof, the exterior walls and the foundation of the Premises. Landlord shall repair and replace if necessary any latent or other defects in the Premises which arose during, or which are attributable to, construction of the Premises; and Landlord shall maintain the Common Areas as described in Section 5.4. Landlord shall have no obligation to make repairs under this Subsection 6.2 until a reasonable time after receipt of written notice of the need for such repairs.

         6.3     Common Area Maintenance.

                 (a) Each month, Tenant shall pay to Landlord, in addition to the rent due on the Premises, Tenant's Share (defined below) of the cost of Common Area maintenance for the Premises or the business park of which the Premises are a part. Common Area maintenance costs shall include all expenses reasonably incurred and paid by Landlord in operating, managing and maintaining the Common Areas of the Premises or the business park of which the Premises are a part, including, without limiting the generality of the foregoing, painting and cleaning of paved and unpaved surfaces, lighting, landscaping, signage, trash collection and other similar items.

                 (b) Tenant's Share" shall be a fraction, the numerator of which shall be Tenant's leased space in the building comprising a portion of the Premises (8,485 square feet) and the denominator of which shall be the total leasable space in the buildings in the business park of which the Premises are a part (33,940 square feet) or twenty-five percent (25%).

                 (c) During the First Lease Year, the Tenant's Share of Common area Maintenance and Real Property Tax, as the term is defined in Subsection
10.2 of this Lease, shall be $2.00
per square foot of leased space in the building (8,485 square feet) comprising a portion of the Premises, which sum shall be adjusted annually pursuant to this Subsection 6.3(c). Landlord shall prepare and submit to Tenant a statement reflecting the Common Area expenses incurred during the prior year and the projected Common Area expenses expected to be incurred during the subsequent year, at which time the monthly amount to be paid by Tenant hereunder shall be adjusted accordingly in order to pay any deficiency for the previous year together with any increase or decrease in the projected Common Area expenses expected to be incurred during the subsequent year over that which was expected to be incurred during the prior year.

                 (d) Landlord, at Landlord's option or upon Tenant's request, amy provide Tenant with a monthly written statement of Tenant's Share of the Common area Maintenance costs.

         6.4     Alterations and Additions.

                 (a) Tenant shall not make any alterations, improvements or additions in, on or about the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.

                 (b) Any alterations, improvements or additions in the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans prepared by a professional architect or engineer. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, if required, furnishing a copy thereof to Landlord prior to the commencement of the work and complying with all conditions of said permit in a prompt and expeditious manner.

                 (c) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any such work in the Premise and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at is sole expense,defend itself and Landlord against the same and shall pay and satisfy any such adverse judgement that my be rendered thereon before the enforcement thereof against the Landlord or the Premises. Landlord may, at its option, require Tenant to furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to 125% of the amount of such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim.

                 (d) Unless Landlord requires their removal, all alterations, improvements and additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Section 6.4, Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Subsection 6. (c).

7.       Insurance; Indemnity.

         7.1 Liability Insurance. Tenant shall, at Tenant's expense,obtain and keep in force during the term of this Lease, comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage insuring both Landlord and Tenant against liability arising out of Tenant's use, occupancy and maintenance of the Premises and all other area appurtenant thereto. Tenant shall deliver to Landlord a certificate of insurance required under this Subsection, which policy shall expressly name Landlord as an insured. No such policy shall be cancelable or subject to reduction in coverage except after thirty (30) days' prior written notice to Landlord.

         7.2 Property Insurance. Landlord agrees that it will keep in force during the term of this Lease insurance covering loss or damage to the Premises (but not to Tenant's trade fixtures, furnishings, personal property or improvements) providing protection against all perils included within the classification of fire, lightning and extended coverage. Tenant shall pay the cost of such insurance.

         7.3 Waiver of Subrogation. Insofar as the following provision may be effective without invalidating insurance coverage, Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this Section 7, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, but only to the extent that such loss or damage is actually covered by insurance, and only to the extent that the insured party has received proceeds of insurance therefore.

         7.4 Indemnity. Tenant agrees to pay, and to defend, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys fees) in connection with any injury to, or the death of, any person in, on or about the Premises or any damage to or loss of property on the Premises, except any such liabilities, losses, damages, costs, or expenses arising out of Landlord's negligence or willful act. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel mutually satisfactory to Landlord and Tenant.

         7.5 Exemption of Landlord From Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, not shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures,or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the premises are apart, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant except when such damage or injury is caused by Landlord's negligence. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the business park in which the Premises are located. Nothing contained herein shall be construed as limiting the right of Tenant to proceed against other third parties for any injury or damage caused to Tenant.

8.       Damage or Destruction.

         8.1     Definitions.

                 (a) "Partial Damage" means damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction.

                 (b) "Total Destruction" means damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction.

         8.2 Partial Damage. If at any time during the term of this Lease there is damage which falls within the classification of Partial Damage, Landlord may, at Landlord's option, either (i) repair such damage, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease, which termination shall be effective as of the date of the occurrence of such damage.

         8.3 Total Destruction. If at any time during the term of this Lease there is damage which falls into the classification of Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

         8.4 Abatement of Rent. If Landlord repairs or restores the Premises pursuant to the provisions of this Section 8, the rent payable hereunder (including "Additional Rent") for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord as a result of any such damage. Furthermore, notwithstanding anything above to the contrary, Tenant shall not be entitled to any rent abatement if the Partial Damage is in any way caused by Tenant.

9.       Condemnation.

         If the Premises or any portion thereof or other areas appurtenant to the Premises are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If in the reasonable opinion of Tenant, the portion of the Premises taken by condemnation materially adversely affects Tenant's operations on the premises, Tenant may, at Tenant's option, to be exercised in writing only within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. Landlord shall also have an option to terminate this Lease by notice to Tenant given within the time limits set forth above if in Landlord's reasonable opinion, it would not be economically feasible to continue leasing the Premises to Tenant as a result of such condemnation. If this Lease is not terminated in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the square feet of the Premises which is taken bears to the total square feet of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award made specifically for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, at Landlord's expense, promptly repair any damage to the Premises caused by such condemnation.

10.      Taxes.

         10.1 Payment of Real Property Taxes. Each month, Tenant shall pay Tenant's Share of the real property taxes applicable to the Premises during the term of this Lease. "Tenant's Share" shall be calculated as set forth in
Section 6.3(b). All such payments shall be made within ten (10) days after receipt of a written statement from Landlord setting forth Tenant's Share of such taxes and a copy of the applicable real estate tax bill or bills. If any real property taxes paid by Landlord covers any period of time prior to or after the expiration of the term hereof, Tenant's Share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect.

         10.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefore, and as against Landlord's business of leasing the Premises. The term"real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or (iii) which is imposed by reason of this transaction or any modifications or changes hereto.

         10.3 Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, and Landlord's reasonable determination thereof, in good faith shall be conclusive.

         10.4    Personal Property Taxes.

                 (a) Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                 (b) If any of the Tenant's personal property shall be assessed with the Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within twenty (20) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

         10.5 Sales and Use Tax. In addition to the annual rent required hereunder, Tenant shall also be solely responsible for all sales tax applicable thereon, or applicable to any other charges or payments due hereunder.

11. Utilities and Services. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such utilities are not separately metered, Tenant shall pay a reasonable portion of the charges for utilities jointly metered with other premises. Tenant shall provide, at its expense, all janitorial and security services to the Premises.

12.      Assignment and Subletting.

         12.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, o otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld provided (i) such assignment is to an entity/individual(s) whose financial integrity is at lease equal to that of Tenant; (ii) said assignee has demonstrated prior experience in the management and operation of its business in a similar setting and of the same magnitude; and (iii) proof thereof satisfactory to Landlord has been delivered to Landlord at least ten (10) days prior to the effective date of any such transfer. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Any sale, assignment or other transfer of controlling stock interest in Tenant shall constitute an "assignment" for purposes hereof.

         12.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against tenant without the necessity of exhausting remedies against such successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant and without obtaining its or their consent thereto and such action shall not relive Tenant of liability under this Lease.

         12.3 Attorney's Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith, but Tenant shall be allowed to prepare all necessary documents for the sublease at its own expense.

         12.4 Landlord's Option to Terminate. Except as otherwise specifically set forth herein, in the event that at any time during the term of this Lease Tenant desire to assign this Lease or to sublet all or part of the Premises, Tenant shall notify Landlord in writing of the terms of the proposed assignment or subletting and the area so proposed to be sublet, and Landlord shall have the option to terminate this Lease wholly in the event of a proposed assignment or sublet of the whole Premises, or partially as to the portion of the Premises proposed to be sublet, upon written notice to Tenant within 45 days after receipt of notice of Tenant's intention to assign or sublet. If Landlord's election to terminate involves only a portion of the Premises, the rent specified in this Lease shall be adjusted proportionately on the basis of the number of square feet retained by Tenant and this Lease shall continue in full force and effect in all other respects.

13.      Defaults; Remedies.

         13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

                 (a) The vacating or abandonment of the Premises by Tenant.

                 (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after Tenant's receipt of written notice thereof. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statues, such notice to pay rent or quit shall also constitute the notice required by this Section.

                 (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in

Section 13.1(b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within the 30-day period and thereafter diligently prosecutes such cure to completion.

                 (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days.

         13.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have under Florida law by reason of such default or breach:

                 (a) Terminate tenant's right to possession of the Premises by any lawful means and terminate this Lease, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; the expense of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees (including costs), and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord pursuant to Section 14 applicable to the unexpired term of this Lease.

                 (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder; provided, however, that Landlord shall have the right to accelerate all amounts owed to Landlord by Tenant under this Lease as due and payable immediately upon default.

                 (c) Terminate Tenant's right to possession of the Premises without terminating this Lease and re-enter and take possession of the Premises, in which case Landlord shall use reasonable efforts to relet the Premises to another party for Tenant's account and Tenant shall remain liable for all rent and other amounts due under this Lease and not paid by such other party; provided, however, that Landlord shall have the right to accelerate all amounts owed to Landlord by Tenant under this Lease as due and payable immediately upon default.

                 (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no even later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed or trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed toper form such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

         13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the casts Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4 or any other provision of this Lease to the contrary.

         13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Landlord, for real property tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this section are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this section may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance reaming from funds paid to Landlord under the provisions of this section may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property taxes and insurance premiums.

14.      Broker's Fee.

         Each party represents and warrants to the other that it has not dealt with any broker, finder or similar agent in connection with any transaction contemplated hereunder, other than Lehrer & Co. and In-Site Realty Associates, Inc., whose fees shall be the sole responsibility of Landlord. Each party hereto hereby covenants and agrees to defend, indemnify, hold harmless and reimburse the other party for, from and against all claims of any kind of any other broker, finder or similar agent purporting to represent the indemnifying party in connection with any transaction contemplated hereunder.

15.      Estoppel Certificate.

         (a) Tenant shall at any time upon not less than ten (10) days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

         (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material default under this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.

         (c) If Landlord desires to finance, refinance, or sell the Premises or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. such statements shall include the past three years financial statements of Tenant. all such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.      Landlord's Liability.

         The term "Landlord" as use herein shall mean only the owner or owners at the time in questions of the fee title or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

17.      Severability.

         The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18.      Interest on Past-Due Obligations.

         Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

19.      Additional Rent.

         Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be Additional Rent.

20.      Incorporation of Prior Agreements; Amendments.

         This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only and signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the real estate broker listed in section 14 hereof nor any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant or said Premises.

21.      Notices.

         Any notice required or permitted to be given hereunder shall be in writing and may be given by express courier, personal delivery or by certified mail, and shall be deemed sufficiently given if addressed to Tenant at the address of the premises or to Landlord at the address noted next to the signature of the Landlord. Either party may, by notice to the other, specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

22.      Waivers.

         No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

23.      Holding Over.

         If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month. Al provisions of this Lease shall apply to the holdover period. Al options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month-to-month tenancy.

24.      Cumulative Remedies.

         No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

25.      Covenants and Conditions.

         Each provision of this Lease performable by Tenant or Landlord shall be deemed both a covenant and condition.

26.      Binding Effect; Choice of Law.

         Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

27.      Subordination.

         (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

28.      Attorney's Fees.

         If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his costs and reasonable attorney's fees, including all appeals, to be paid by the losing party as fixed by the court.

29.      Landlord's Access.

         Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders or tenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable. Landlord's right to inspect the Premises includes, but is not limited to, the right to take samples and make such environmental tests as Landlord may deem appropriate from time to time. Landlord may at any time, place on or about the premises any ordinary "For Sale" signs and Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

30.      Auctions.

         Tenant shall not conduct, nor permit to be conducted, whether voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

31.      Signs.

         Any and all signs placed on the exterior of the Premises, including loading and unloading signs, name signs and number signs, shall be provided by the Landlord at the Landlord's sole cost and expense and shall be in such form, style and color as to conform to the standard used throughout the business park of which the Premises are a part. Tenant is expressly prohibited from displaying any signage not authorized by Landlord.

32.      Merger.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to landlord of any or all such subtenancies.

33.      Quite Possession.

         Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises subject to all of the provisions of this Lease. Landlord represents and warrants to Tenant that the individuals executing this Lease on behalf of Landlord are fully authorized and legally capable of executing this lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

34.  Multiple Tenant Business Park.

         Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the business park in which the Premises are located, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the business park in which the Premises are located.

35.  Security Measures.

         Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees from acts of third parties.

36.  Easements.

         Landlord reserves to itself the right, from time to time, to grant such easements, rights, and decisions that Landlord deems necessary or desirable, and to cause the recordation of site plans, parcel maps, restrictions and similar instruments so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by

Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

37.  Performance' Under Protest.

If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as voluntary payment, and there shall survive the right on the part to institute a suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitle to recover such sum or so much thereof as it was not legally required to pay under the provision of this Lease, plus court costs and reasonably attorney's fees, which shall not exceed five percent (5%) of the sum in dispute.

38.      Authority.

         If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

39.  Survival.

         Each term, agreement, obligation or provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, all of which shall survive the expiration or termination of this Lease and any renewals or extensions of this Lease.

40.  Conflict.

         Any conflict between the typewritten provisions of this Lease and the handwritten provisions shall be controlled by the handwritten provisions.

41.  Abandonment.

         If Tenant shall abandon or vacate the premises before the end of the term of this lease, Landlord may, at its option, cancel this Lease, or Landlord may enter said Premises as the agent of Tenant, by force or otherwise, with or without notice, without being liable in any way therefore, and relet the

Premises with or without any furniture or equipment that maybe therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may in its reasonable discretion determine, and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such reletting, Tenant shall pay any deficiency.

42.  Assignment of Chattels.

         Tenant hereby pledges and assigns to Landlord all of Tenant's rights in the furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on the Premises as security for the payment of said rent, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of Landlord. It is understood and agreed that any merchandise, fixtures, furniture or equipment left in the Premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right or interest therein. Landlord is authorized to sell, dispose of or destroy same. Tenant hereby irrevocably appoints Landlord its agent for this purpose.

43.      Tenant's Improvements.

            (a) Within five (5) days after the date hereof, Landlord will deliver the Premises including a shell building, containing 8,485 square feet (the "Building"), comprising a portion of the Premises, which shall be fully enclosed with all required doors and windows in exterior walls, together with exterior painting, roof tiles, electrical main service with capacity to handle required load, parking, landscaping and irrigation and front walkways. Landlord will also provide Tenant with architectural plans for the interior Improvements (the "Improvements") to the Building, which plans will be attached hereto within five (5) days from date hereof as Exhibit B.

          (b) Tenant agrees that, upon taking possession of the Premises, it shall cause its contractor (the "Contractor") to immediately apply for all necessary permits and approvals for construction of the Improvements. Within three (3) days after receipt of such permits and approvals, Tenant shall cause the Contractor to commence construction of the Improvements.

          (c) Prior to the commencement of construction of the Improvements, Tenant shall record a Notice of Commencement in accordance with Section 713.13 of the Florida Statutes in the Clerk's Office of Broward County and post a certified copy of such Notice of Commencement at the Premises. Tenant will provide Landlord with a copy of the agreement between Tenant and Contractor for the construction of the Improvements. Tenant will cause the Contractor to provide Landlord with copies of the following: (a) all plans and specifications approved by the necessary governmental authorities, (b) all permits and approvals necessary for construction of the Improvements, (c) all contracts between the Contractor and subcontractors, and (d) all other documents as Landlord may reasonably request.

          (d) Tenant shall cause Contractor to procure and maintain, at its expense, during the construction of the Improvements, at least the following insurance:

         COVERAGE                                          LIMITS

(a)      Worker's Compensation                            Statutory

(a)      Employer's Liability                          $1,000,000 each
         occurrence

(a)      Comprehensive General Liability               $1,000,000 limit
         combined single

(a)      Comprehensive Automobile Liability            $1,000,000 limit
         combined single

     Contractor shall not commence construction of

Improvements until it has presented Landlord with certificates of insurance certifying that the above insurance policies are in effect at the required limits and will remain in effect during the construction of the Improvements. Landlord shall be named as an additional insured in all of the above liability policies with a statement to that effect set forth in the certificates of insurance.

     (e) Tenant shall cause the Contractor to proceed diligently with the construction of the Improvements and complete such construction in a timely and good and workmanlike manner no later than ninety (90) days after the issuance of a building permit for interior improvements by the Broward County Building Department.

     (f) Landlord agrees that it will pay the Contractor on behalf of Tenant for the construction of the Improvements an amount not to exceed $32 per square foot for such construction as hereinafter set forth. Tenant acknowledges that improvements to only 7,111 square feet of the Building will be constructed initially and that the amount of payment for such improvements by Landlord shall be limited to $32 per square foot plus an additional amount of not to exceed $16,488 (calculated on the basis of $12 per square foot for the remaining 1,374 square feet in the Building), or a total amount not to exceed $244,040 for such improvements. The amount of payment by Landlord for construction of improvements to the remaining 1,374 square feet in the Building shall be limited to $20 per square foot or a total amount not to exceed $27,480. Tenant shall cause the Contractor to provide Landlord with invoices for those completed portions of the Improvements by the 25th day of each month. Following Landlord's inspection and acceptance of that portion of the work for which payment is sought, Landlord agrees to make payment to the

Contractor, less a ten percent (10%) retainage, by the 15th day of the following month. The Contractor shall provide Landlord with good and sufficient lien waivers from the Contractor and, if Landlord requests, from any and all subcontractors and sub-subcontractors, and every person, firm or corporation furnishing labor or materials to the Contractor, any subcontractor, sub-subcontractor. However, Landlord shall have not liability for the payment of any amounts to any subcontractor, sub-subcontractor or anyone furnishing materials. At the time of the issuance of a Certificate of Occupancy for any portion of the Improvements, Landlord shall pay the Contractor any balance due, plus the ten percent (10%) retainage, not to exceed the amounts set forth in this Section 43(f). In addition, the Contractor shall furnish Landlord with a complete final waiver and release of its lien rights, and, if Landlord requests, with final lien waivers and releases for all subcontractors, sub-subcontractors and every person, firm or corporation furnishing labor or materials to the Contractor, subcontractors or sub- subcontractors on account of any work done or materials furnished, together with an affidavit complying with Section 713.06(d)(l) of the Florida Statutes providing that the releases include all labor, materials, supplies and services for which a lien can be filed and which affidavit will show that all lienors have been paid in full, if that is the fact, or else shall provide the name of each lienor who has not been paid in full and the amount due or to become due to each lienor for labor, services or materials furnished, in which event, Landlord may, after giving the Contractor ten (10) days written notice, pay such outstanding bills for labor, services or materials in full, jointly to the Contractor and the supplier of such. If there should remain minor items to be completed, the Contractor and Landlord shall list such items and the Contractor shall deliver in writing, his guarantee to complete said items within time limits established by the Contractor and Landlord. Landlord may retain a sum equal to 120% of the estimated cost of completing any unfinished items, provided that said unfinished items are listed separately and the estimated cost of completing any unfinished items are likewise listed.

         44.      Radon Gas.

                  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  WITNESS, the parties hereto have executed this Lease on the dates specified immediately below their respective signatures.

         Notice Address:                                      Landlord:

         4501 N.W.  31st  Avenue

         Ft. Lauderdale, Florida 33309            REYNOLDS METAL

DEVELOPMENT

                                               COMPANY

         With a copy to:

         6601 West Broad Street
         By:_______________________________

         P.O. Box 27003                           D. Paul Bonevac
         Richmond, Virginia  23261                     Executive Vice President
         Attention:  Corporate Secretary


Date:______________________________

     ______________________________
                 Witness

     ______________________________
                 Witness

     ______________________________               By:
                 Witness

                                                  Title:

     _________________________

          ______________________________          Date:
                      Witness
     _________________________



         jld
         prop/dev
         wingate
         lease/final

                       FIRST ADDENDUM TO WINGATE COMMONS
                            BUSINESS PARK NET LEASE

         This First Addendum to that certain Wingate Commons Business Park Net Lease (the "Lease") dated September 27, 1991 by and between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware corporation ("Landlord"), and LIFECARE INVESTMENTS, INC., a Delaware corporation ("Tenant"), hereby modifies and amends the lease to include the following:

1. Notwithstanding anything to the contrary contained in Section 3.1 of the Lease, Tenant shall have the option of terminating this Lease at the end of the tenth and the fifteenth Lease Year by giving Landlord not less than ninety (90) days' prior written notice.

2.       Sections 3.2 and 4.2 of the Lease are hereby deleted.

3. Notwithstanding anything to the contrary contained in Section 3.3 of the Lease, Tenant shall not be required to pay Rent until the Commencement Date.

4. Tenant shall have the option of purchasing the Premises during the first five (5) Lease Years of the Lease at the purchase price set forth below opposite the Lease Year in which the purchase is made (the "Option Price"):

                          Lease Year 1  $ 1,185,150.00
                          Lease Year 2  $ 1,223,443.00
                          Lease Year 3  $ 1,284,700.00
                          Lease Year 4  $ 1,347,975.00
                          Lease Year 5  $ 1,351,241.00

         Tenant shall exercise such option by giving written notice thereof to Landlord. If Tenant exercises its option, closing shall occur within sixty (60) days after the date of the exercise by Tenant of its option and time is of the essence. Upon payment of the Option Price, Landlord will convey the Premises to Tenant by warranty deed, subject to any leases, easements, conditions and restrictions of record affecting the Premises existing on the date of the exercise by Tenant of its option. If Tenant does not exercise its option to purchase the Premises or Tenant does not close the purchase within sixty (60) days after the exercise by Tenant of its option to purchase the Premises because of the fault of Tenant, Tenant's option to purchase the Premises pursuant to this paragraph 4 shall expire and be of no further force and effect.

5. Notwithstanding the provisions of paragraph 4 above, if Landlord, during the first five (5) Lease Years, receives a bona fide offer to purchase the Premises from a third party (the "Third Party Offer"), Landlord shall so advise Tenant by notice in writing setting forth the terms and conditions of the Third Party Offer. For a period of ten (10) days after receipt of said notice, Tenant shall have the option of purchasing the Premises at the higher of the Option Price or the price specified in the Third Party Offer by giving written notice thereof to Landlord. If Tenant exercises its option under this paragraph 5, closing shall occur within sixty (60) days after the date of the exercise by Tenant of its option contained in this paragraph 5 and time is of the essence. Upon payment of the Option Price or the price set forth in the Third Party Offer, whichever is applicable, Landlord will convey the Premises to Tenant by warranty deed, subject to any leases, easements, conditions and restrictions of record affecting the Premises existing on the date of the exercise by Tenant of its option to purchase the Premises pursuant to this paragraph 5. If Tenant does not exercise its option to purchase the Premises pursuant to this paragraph 5 within such ten
         (10) day period by written notice to Landlord or Tenant does not close the purchase within sixty (60) days after the exercise by Tenant of its option to purchase the Premises pursuant to this paragraph 5 because of the fault of Tenant, Tenant's option to purchase the Premises pursuant to paragraph 4 above or this paragraph 5 shall expire and shall be of no further force and effect and Landlord may proceed to sell the Premises to such third party on the terms and conditions set forth in the Third Party Offer.

6. Notwithstanding anything to the contrary contained in Section 4 of the Lease, the following shall be applicable to the payment of Monthly Rent and Additional Rent during the periods set forth below:

         (a) During the first two (2) months of the term of the Lease, Tenant shall not be required to pay Monthly Rent. From the third month through the tenth month of the term of the Lease, the Monthly Rent payable by Tenant shall be reduced by fifty percent (50%).

         (b) The Monthly Rent shall not be adjusted pursuant to the provisions of Section 4.1(b) of the Lease until after the second Lease Year. Thereafter the provisions of Section 4.1(b) of the Lease shall be applicable; provided, however, that the Adjusted Monthly Rent shall not be increased (i) by more than twenty percent (20%) during the first five (5) Lease Years, using the Monthly Rent of $8,308.23 for the first Lease Year as the base, (ii) by more than twenty percent (20%) during the second five (5) Lease Years, using the Adjusted Monthly Rent for the sixth Lease Year as the base, (iii) by more than twenty percent (20%) during the third five (5) Lease Years using the Adjusted Monthly Rent for the eleventh Lease Year as the base, and (iv) by more than twenty percent (20%) during the last five (5) Lease Years, using the Adjusted Monthly Rent for the sixteenth Lease Year as the base.

7. It is hereby understood and acknowledged by Tenant that the Premises is part of a business park known as Wingate Commons Business Park and that the other tenants of the said business park together with their customers, employees and invitees have mutual use of the Common Areas including but not limited to all parking areas, driveways and roads located in the park of which the Premises are a part and that Landlord has the right to temporarily close any part of said Common Areas for such period of time as is reasonably necessary to make repairs or alterations to the Common Areas or to the buildings located adjacent thereto. Accordingly, Tenant agrees to indemnify and save Landlord harmless from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) in connection with any injury to, or the death of, any person or any damage to or loss of property resulting from the use of the aforesaid Common Areas by others or the temporary closure of same by Landlord. Landlord will give Tenant five (5) days' notice of any non-emergency repairs, alterations or improvements and reasonable notice of emergency repairs, alterations or improvements to be made to the Common Areas or to the buildings located adjacent thereto which could restrict ingress or egress to the Premises.

8. Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall have the right at the inception of the Lease to sublease twenty-five percent (25%) of the Building to another third party for use as executive offices. It is agreed that such third party subleasing a portion of the Building for use as executive offices may enter into additional subleases of parts of such portion with others. Any other subleases not covered by this paragraph B shall be subject to all the terms and provisions of Section 12 of the Lease.

9. For purposes of Section 18 of the Lease, the term "maximum rate then allowable by law" shall mean eighteen percent (18%) per annum.

         Except as otherwise modified herein, the terms and conditions contained in the Lease are in full force and effect.

         Capitalized term when used herein and not otherwise defined herein shall have the meanings assigned to them in the Lease.

         Except as otherwise modified herein, the terms and conditions contained in the Lease, as amended, are hereby ratified, confirmed and approved.

         Capitalized terms when used herein and not otherwise defined herein shall have the meanings assigned to them in the Lease.

         IN WITNESS WHEREOF the parties have executed this Second Addendum on the dates specified immediately below their respective signatures.


                                        Landlord:

WITNESS:                                REYNOLDS METALS DEVELOPMENT
                                        COMPANY


                                        By:
                                           D. Paul Bohevac
                                           Executive Vice President

                                        Date:



WITNESS:                                Tenant:

                                        LIFECARE INVESTMENTS, INC.


                                        By:

                                        Title:

                                        Date:

                       SECOND ADDENDUM TOWINGATE COMMONS
                            BUSINESS PARK NET LEASE



                 This Second Addendum to that certain Wingate Commons Business Park Net Lease, dated September 27, 1991 (the "Lease"), by and between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware corporation ("Landlord), and LIFECARE INVESTMENTS, INC., a Delaware corporation ("Tenant), as amended by the First Addendum to the Lease, hereby modifies and amends the Lease, as amended, as follows:

1. Notwithstanding anything to the contrary contained in Paragraph 6 of the First Addendum to the Lease, as amended hereby, Tenant shall be required to pay to Landlord Tenant's Share of Common Area maintenance charges and Real Property Taxes and any other payments constituting Additional Rent payable by Tenant under the Lease beginning with the Commencement Date.

2. Section 4.1(a) of the Lease is hereby amended by increasing the Annual Rent for the second twelve months of the term of the Lease from $103,941.25 to $106,062.50 and the Monthly Rent from $8,661.77 to $8,838.54.

3. Paragraph 6(a) of the First Addendum to the Lease is hereby amended to read as follows:

                 "(a) During the first two (2) months of the term of the Lease, Tenant shall not be required to pay Monthly Rent. During the third and fourth months of the term of the Lease, the Monthly Rent payable by Tenant shall be reduced by fifty percent (50%)."

4. Section 43(f) of the Lease is hereby amended by adding the following two sentences at the end thereof:

                 "Upon final completion of the Improvements, occupancy of the Premises by Tenant and full compliance with the conditions set forth above, if the amount paid by Landlord to Contractor and/or any lienor on behalf of Tenant is less than $271,520, Landlord shall pay to Tenant an amount equal to the difference between $271,520 and the amount previously paid by Landlord pursuant to this Section 43(f), which amount shall be used by Tenant to pay for other business expenditures of Tenant. In no event shall Landlord be required to pay more than $271,520 pursuant to this Section 43(f)."

         IN WITNESS WHEREOF, the parties have executed this First Addendum on the dates specified immediately below their respective signatures.

                                        Landlord:

                                        REYNOLDS METALS DEVELOPMENT COMPANY


                                        By:
                                           ------------------------------------
Witness                                    D. Paul Bonevac
                                           Executive Vice President


                                        Date:
Witness


                                        Tenant:

                                        LIFECARE INVESTMENTS, INC.


                                        By:
                                           ------------------------------------
Witness
                                        Title:

                                        Date: